Exhibit 99.1

For more information, contact
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Net Income of $4.6 Million in Second Quarter 2011 – a Significant Increase From Same Quarter in 2010

•	Second quarter 2011 net income increased by $8.4 million over the same quarter a year ago while year-to-date net income increased by $14.4 million over the same period in 2010.

•	Return on average assets, annualized, was .76% in the second quarter and .80% year-to-date 2011, compared to net losses for the same periods in 2010.

•	Nonperforming assets of $86.0 million, or 3.5% of total assets at June 30, 2011, continued their decline from prior periods

Lake Oswego, OR – July 29, 2011 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $4.6 million or $.22 per diluted share for the second quarter of 2011 compared to a net loss for the second quarter of 2010 of $3.8 million or $.20 per diluted share. The Company also reported an annualized return on average assets of .76% in the most recent quarter.

Net income for the first six months of 2011 was $9.7 million or $.45 per diluted share compared to a net loss of $4.7 million or $.30 per diluted share in the same period of 2010.

“The net income of $9.7 million for the first half of 2011, representing an annualized return on average assets of .80% compared to a net loss of $ 4.7 million for the same period in 2010, is indicative of the significant improvement of the operating results of the Company from the same period a year ago,” said Robert D. Sznewajs, President and Chief Executive Officer. “While the economic environment continues to be very difficult, growth in new loan originations is beginning to stabilize total average loan balances outstanding.”

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 1 below shows summary financial information for the quarters ended June 30, 2011 and 2010, and year to date ended June 30, 2011 and 2010.

Table 1
SUMMARY FINANCIAL INFORMATION

	Quarter ended	Quarter ended		Year to date	Year to date
	June 30,	June 30,		June 30,	June 30,
(Dollars and shares in thousands)	2011	2010	Change	2011	2010	Change
Net income (loss)	$4,634	$(3,849)	$8,483	$9,739	$(4,737)	$14,476

Selective quarterly performance ratios
Return on average assets, annualized	0.76%	-0.58%	1.34	0.80%	-0.36%	1.16
Return on average equity, annualized	6.58%	-5.92%	12.50	7.06%	-3.71%	10.77
Efficiency ratio for the quarter to date	76.05%	80.83%	(4.78)	75.09%	79.65%	(4.56)

Share and Per Share Figures-Actual
Common shares outstanding at period end	19,316	19,284	32	19,316	19,284	32
Weighted average diluted shares	20,025	18,425	1,600	19,982	15,939	4,043
Income (loss) per diluted share	$0.22	$(0.20)	$0.42	$0.45	$(0.30)	$0.75
Book value per common share	$13.69	$12.77	$0.92	$13.69	$12.77	$0.92

Please see Table 20 for additional information regarding outstanding shares and the possible dilutive effects of presently outstanding securities.

Balance Sheet Overview

Second quarter 2011 average total loan balances of $1.52 billion declined $122 million or 7% from the same quarter last year. The reduction in loan balances over the past year was centered in residential real estate construction, real estate mortgage, and commercial loan categories. Second quarter average total real estate construction loan balances contracted $43 million or 55% from the same period in 2010 due to current market and economic conditions. At June 30, 2011, total residential real estate construction loans represented $15 million or 1% of total loans compared to 3% a year ago. Also affected by market conditions, the second quarter 2011 average commercial loan and real estate mortgage portfolios contracted $33 million and $27 million, respectively, from the second quarter 2010.

However, average total loan balances were virtually unchanged from the first quarter of 2011. This is attributed to the growing volume of new loan originations in the first half of 2011 and fewer loans moving from nonaccrual status to other real estate owned (“OREO”).

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 2
AVERAGE LOANS FOR THE QUARTER
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2011	Total	2010	total	Amount	%	2011	Total
Commercial loans	$301,436	20%	$334,889	20%	$(33,453)	-10%	$304,704	20%
Commercial real estate construction	19,029	1%	23,750	2%	(4,721)	-20%	21,269	1%
Residential real estate construction	17,223	1%	55,947	3%	(38,724)	-69%	18,938	1%
Total real estate construction loans	36,252	2%	79,697	5%	(43,445)	-55%	40,207	2%
Mortgage	62,778	4%	74,855	5%	(12,077)	-16%	64,485	4%
Nonstandard mortgage	10,525	1%	14,677	1%	(4,152)	-28%	11,254	1%
Home equity	266,221	17%	277,406	17%	(11,185)	-4%	269,473	18%
Total real estate mortgage	339,524	22%	366,938	23%	(27,414)	-7%	345,212	23%
Commercial real estate loans	831,738	55%	847,192	51%	(15,454)	-2%	823,818	54%
Installment and other consumer loans	14,220	1%	16,473	1%	(2,253)	-14%	15,349	1%
Total loans	$1,523,170		$1,645,189		$(122,019)	-7%	$1,529,290

Yield on loans	5.33%		5.46%		(0.13)		5.38%

Reflecting the Company’s strong liquidity position, the Company’s combined cash equivalents and investment securities balance was $797 million or 34% of earning assets at June 30, 2011. In an effort to support its net interest income and margin in an environment of declining loan balances, the Company reduced its cash equivalents balance by $88 million while increasing its investment securities portfolio by $117 million during the second quarter of 2011. The U.S. government agency and government guaranteed mortgage-backed securities portfolios expanded by $69 million and $48 million, respectively, during the most recent quarter. The purchases were primarily of U.S. government agency securities with 3 to 5 year maturities and 10 and 15 year fully amortizing U.S. agency mortgage-backed securities, for which we expect to have limited extension risk. The expected duration of the investment portfolio was 3.0 years at June 30, 2011, compared to 1.8 years at June 30, 2010, and 3.1 years at March 31, 2011.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 3
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2011	Total	2010	total	Amount	%	2011	Total
Cash equivalents:
Federal funds sold	$2,367	0%	$13,431	2%	$(11,064)	-82%	$1,966	0%
Interest-bearing deposits in other banks	33,583	4%	109,781	14%	(76,198)	-69%	122,224	16%
Total cash equivalents	35,950	4%	123,212	16%	(87,262)	-71%	124,190	16%

Investment securities:
U.S. Treasury securities	4,237	1%	14,688	2%	(10,451)	-71%	4,282	1%
U.S. Government Agency securities	221,958	28%	250,848	32%	(28,890)	-12%	153,017	19%
Corporate securities	9,506	1%	9,674	1%	(168)	-2%	9,850	1%
Mortgage-backed securities	454,029	57%	300,485	39%	153,544	51%	405,740	53%
Obligations of state and political sub.	59,122	7%	58,564	8%	558	1%	59,136	8%
Equity investments and other securities	11,852	2%	11,972	2%	(120)	-1%	11,680	2%
Total investment securities	760,704	96%	646,231	84%	114,473	18%	643,705	84%

Total cash equivalents and investment securities	$796,654	100%	$769,443	100%	$27,211	4%	$767,895	100%

Tax equivalent yield on cash equivalents and investment securities	2.60%		2.27%		0.33		2.52%

Second quarter 2011 average total deposits of $1.93 billion declined 6% or $115 million from the same quarter in 2010. With excess balance sheet liquidity, in large part caused by the year-over-year decline in loan balances, we elected to continue to reduce higher cost time deposit balances. As a result, average time deposit balances declined $207 million or 48% year over year in the second quarter. Time deposits represented a modest 12% of the Company’s average total deposits in the most recent quarter compared to 21% during second quarter 2010.

Table 4
QUARTERLY AVERAGE DEPOSITS BY CATEGORY
(Dollars in thousands)	Q2	% of	Q2	% of	Change		Q1	% of
	2011	Total	2010	Total	Amount	%	2011	Total
Demand deposits	$578,562	29%	$523,298	26%	$55,264	11%	$552,229	28%
Interest bearing demand	365,407	19%	332,850	16%	32,557	10%	344,090	18%
Total checking deposits	943,969	48%	856,148	42%	87,821	10%	896,319	46%
Savings	110,683	6%	104,052	5%	6,631	6%	106,309	6%
Money market	654,668	34%	657,454	32%	(2,786)	0%	660,672	34%
Total non-time deposits	1,709,320	88%	1,617,654	79%	91,666	6%	1,663,300	86%
Time deposits	224,674	12%	431,669	21%	(206,995)	-48%	269,038	14%
Total deposits	$1,933,994	100%	$2,049,323	100%	$(115,329)	-6%	$1,932,338	100%

Average rate on total deposits	0.31%		0.64%		(0.33)		0.38%

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Second quarter average checking account balances of $944 million grew $88 million or 10% year-over-year. The continuing shift in the mix of deposit balances from time deposits to non-time deposits together with our deposit pricing strategies, helped reduce the rate paid on total deposits to .31% in the most recent quarter, a decline of 33 basis points from .64% in the second quarter last year and down 7 basis points on a linked quarter basis.

Capital Position

The combination of a return to profitability and a reduction in total assets continued to strengthen the Company’s capital position. As shown in Table 5 below, at June 30, 2011, the Company’s tier 1 and total risk-based capital ratios measured 17.99% and 19.25%, respectively, while its leverage ratio was 13.55%.

Table 5
CAPITAL RATIOS

	June 30,	June 30,		March 31,
	2011	2010	Change	2011	Change
West Coast Bancorp
Tier 1 risk based capital ratio	17.99%	16.50%	1.49	17.72%	0.27
Total risk based capital ratio	19.25%	17.76%	1.49	18.98%	0.27
Leverage ratio	13.55%	11.90%	1.65	13.40%	0.15

West Coast Bank
Tier 1 risk based capital ratio	17.30%	15.84%	1.46	17.02%	0.28
Total risk based capital ratio	18.56%	17.10%	1.46	18.28%	0.28
Leverage ratio	13.04%	11.43%	1.61	12.87%	0.17

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Operating Results Improved from the Second Quarter of 2010

As shown in Table 6 below, second quarter 2011 net income of $4.6 million increased $8.4 million compared to a net loss of $3.8 million in the same quarter of 2010. The year-over-year second quarter improvement in results was primarily reflective of a $4.3 million decline in provision for credit losses, a 3.1 million increase in net interest income, and a benefit for income taxes of $1.0 million compared to a tax provision of $1.7 million in the same quarter last year.

Second quarter 2011 net interest income of $22.0 million increased $3.1 million from the same quarter in 2010, and grew $.8 million or 3% adjusting for the $2.3 million FHLB prepayment expense in second quarter last year. As shown in Table 7 below, the net interest margin of 3.85% in the most recent quarter expanded 74 basis points from 3.11% in the second quarter 2010. Adjusting for the above-mentioned FHLB prepayment penalty, the net interest margin increased 37 basis points over the same period. The growth in both net interest income and net interest margin were attributable to a reduction in interest expense on deposits and borrowings, which more than offset a continued unfavorable earning assets mix shift from loans to investment securities and a reduced value of noninterest-bearing deposits compared to the second quarter 2010.

Table 6
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2011	2010	$	%	2011	$	%

Net interest income [1]	$21,961	$18,910	$3,051	16%	$21,512	$449	2%
Provision for credit losses	3,426	7,758	(4,332)	-56%	2,076	1,350	65%
Noninterest income	8,070	9,625	(1,555)	-16%	8,916	(846)	-9%
Noninterest expense	22,958	22,909	49	0%	22,553	405	2%
Income (loss) before income taxes	3,647	(2,132)	5,779	271%	5,799	(2,152)	-37%
Provision (benefit) for income taxes [2]	(987)	1,717	(2,704)	-157%	694	(1,681)	-242%
Net income (loss)	$4,634	$(3,849)	$8,483	220%	$5,105	$(471)	-9%

[1] Second quarter 2010 net interest income includes a $2.3 million expense associated with the prepayment of $99 million in FHLB borrowings.
[2] For more information on income taxes see table 10.

Table 7
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q2	Q2		Q1
	2011	2010	Change	2011	Change
Yield on average interest-earning assets	4.39%	4.39%	-	4.41%	(0.02)
Rate on average interest-bearing liabilities [1]	0.80%	1.72%	(0.92)	0.86%	(0.06)
Net interest spread	3.59%	2.67%	0.92	3.55%	0.04
Net interest margin	3.85%	3.11%	0.74	3.81%	0.04

[1] Second quarter 2010 rate on average interest-bearing liabilities includes 37 basis points of expense associated with the prepayment of $99 million in FHLB borrowings.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

As shown in Table 8 below, second quarter 2011 total noninterest income of $8.1 million decreased $1.5 million from the same quarter last year. Net loss on OREO was $.9 million in the most recent quarter and up from $.2 million in the second quarter of last year. Excluding the net loss on OREO, the Company’s noninterest income decreased $.9 million or 9%. This decrease was primarily a result of a $.6 million or 15% decline in service charges on deposit accounts, a $.4 million decline in gains on sales of investment securities, and a $.2 million credit related to an other-than-temporary-impairment (“OTTI”) loss on a trust preferred security in the investment portfolio. The year-over-year second quarter decline in deposit service charges was due to phasing in the Federal Deposit Insurance Corporation’s (“FDIC”) new guidance on overdraft programs, which became effective July 1, 2011. The final phase of our initiatives to comply with the new overdraft guidance will be implemented in the third quarter of 2011. Payment systems-related revenues increased $.3 million over the second quarter in 2010 as a result of higher transaction volumes.

Table 8
NONINTEREST INCOME
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2011	2010	$	%	2011	$	%
Noninterest income
Service charges on deposit accounts	$3,575	$4,213	$(638)	-15%	$3,644	$(69)	-2%
Payment systems related revenue	3,169	2,875	294	10%	2,930	239	8%
Trust and investment services revenues	1,208	1,167	41	4%	1,148	60	5%
Gains on sales of loans	300	306	(6)	-2%	513	(213)	-42%
Gains (losses) on sales of securities	130	488	(358)	-73%	267	(137)	-51%
Other-than-temporary impairment losses	(179)	-	(179)	-	-	(179)	-
Other	777	785	(8)	-1%	748	29	4%
Total	8,980	9,834	(854)	-9%	9,250	(270)	-3%

OREO gains (losses) on sale	645	1,048	(403)	-38%	323	322	100%
OREO valuation adjustments	(1,555)	(1,257)	(298)	-24%	(657)	(898)	-137%
Total net loss on OREO	(910)	(209)	(701)	-335%	(334)	(576)	-172%

Total noninterest income	$8,070	$9,625	$(1,555)	-16%	$8,916	$(846)	-9%

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

As shown in Table 9 below, second quarter 2011 total noninterest expense of $23.0 million remained virtually unchanged from the second quarter of 2010. Salaries and employee benefits expense grew $.8 million in the second quarter of 2011 when compared to the same quarter a year ago. The continued increase in payment system expense was related to continued growth in customer transaction volumes. These increases were substantially offset by the $.9 million decline in other noninterest expenses, which was primarily due to a reduction in the Company’s FDIC insurance premium expense from the second quarter 2010.

Table 9
NONINTEREST EXPENSE
(Dollars in thousands)	Q2	Q2	Change		Q1	Change
	2011	2010	$	%	2011	$	%
Noninterest expense
Salaries and employee benefits	$12,119	$11,322	$797	7%	$11,877	$242	2%
Equipment	1,564	1,606	(42)	-3%	1,528	36	2%
Occupancy	2,232	2,249	(17)	-1%	2,165	67	3%
Payment systems related expense	1,350	1,212	138	11%	1,247	103	8%
Professional fees	976	1,161	(185)	-16%	982	(6)	-1%
Postage, printing and office supplies	862	737	125	17%	810	52	6%
Marketing	831	738	93	13%	651	180	28%
Communications	389	381	8	2%	378	11	3%
Other noninterest expense	2,635	3,503	(868)	-25%	2,915	(280)	-10%
Total noninterest expense	$22,958	22,909	$49	0%	$22,553	$405	2%

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Income Taxes and Deferred Tax Asset Valuation Allowance

Second quarter 2011 benefit for income taxes was $1.0 million, compared to a provision for income taxes in the same quarter of 2010 of $1.7 million. The benefit for income taxes in the most recent quarter was the result of an increase in the estimated gross unrealized gains on the investment securities portfolio for the full year. The provision for income taxes for the second quarter 2010 was primarily the result of adjustments made to the Company’s 2009 tax estimates in conjunction with finalizing its 2009 income tax return, which increased the deferred tax asset valuation allowance by $3.5 million, partly offset by the effect of the change in gross unrealized gain on its investment security portfolio during that quarter.

At June 30, 2011, the Company maintained a valuation allowance of $18.0 million against the deferred tax asset balance of $24.1 million for a net deferred tax asset of $6.1 million. A future reversal of the deferred tax asset valuation allowance would decrease the Company’s income tax expense and increase net income.

Table 10
PROVISION (BENEFIT) FOR INCOME TAXES
(Dollars in thousands)	Q2	Q2		Q1
	2011	2010	Change	2011

Benefit for income taxes net of initial establishment of deferred tax asset valuation allowance	$-	$-	$-	$-
Provision (benefit) for income taxes from deferred tax asset valuation allowance:
From estimated change in gross (gain) loss on securities	(987)	(1,798)	811	694
Change in deferred tax assets-tax return adjustments	-	3,515	(3,515)	-
Total provision (benefit) for income taxes	$(987)	$1,717	$(2,704)	$694

Credit Quality

The Company recorded a second quarter 2011 provision for credit losses of $3.4 million, a decline from $7.8 million in the same quarter of 2010. The second quarter 2011 net charge-offs of $4.6 million or 1.22% of average loans on an annualized basis were relatively unchanged from net charge-offs of $4.7 million or 1.15% of average loans in the corresponding quarter a year ago, but higher than $2.7 million and .72%, respectively, in the first quarter of 2011. The $1.4 million year-over-year second quarter decline in commercial loan net charge-offs and a $.6 million reduction in nonstandard mortgage loan net charge-offs was offset by a $1.7 million increase in home equity net charge-offs and more moderate increases in commercial real estate construction and term loans. The Company’s future provisioning will continue to be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in areas where the Company does business.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2
	2011	2011	2010	2010	2010
Allowance for credit losses, beginning of period	$40,429	$41,067	$42,618	$44,347	$41,299
Total provision for credit losses	3,426	2,076	1,693	1,567	7,758
Loan net charge-offs:
Commercial	321	263	1,109	524	1,684
Commercial real estate construction	648	65	76	-	248
Residential real estate construction	213	311	89	813	432
Total real estate construction	861	376	165	813	680
Mortgage	139	205	347	449	478
Nonstandard mortgage	83	315	76	5	641
Home equity	2,291	853	570	568	627
Total real estate mortgage	2,513	1,373	993	1,022	1,746
Commercial real estate	561	326	584	339	275
Installment and consumer	185	168	59	272	146
Overdraft	183	208	334	326	179
Total loan net charge-offs	4,624	2,714	3,244	3,296	4,710

Total allowance for credit losses	$39,231	$40,429	$41,067	$42,618	$44,347
Components of allowance for credit losses:
Allowance for loan losses	$38,422	$39,692	$40,217	$41,753	$43,329
Reserve for unfunded commitments	809	737	850	865	1,018
Total allowance for credit losses	$39,231	$40,429	$41,067	$42,618	$44,347

Net loan charge-offs to average loans (annualized)	1.22%	0.72%	0.83%	0.82%	1.15%
Allowance for loan losses to total loans	2.53%	2.58%	2.62%	2.65%	2.70%
Allowance for credit losses to total loans	2.58%	2.63%	2.67%	2.71%	2.77%
Allowance for loan losses to nonperforming loans	76%	74%	66%	61%	55%
Allowance for credit losses to nonperforming loans	78%	75%	67%	62%	56%

The allowance for credit losses was $39.2 million or 2.58% of total loans at June 30, 2011, compared to an allowance for credit losses of $44.3 million or 2.77% of total loans a year ago as the overall risk in the loan portfolio has decreased over the past year. Also, the allowance for credit losses relative to nonperforming loans increased from 56% a year ago to 78% at June 30, 2011, and increased modestly from March 31, 2011, as well. The decrease in the required allowance for credit losses over the past twelve months was mostly due to a reduction in higher risk-rated outstanding loans, lower loan volume migrating to higher risk classifications, and more impaired loans moved from being included in the general valuation allowance to being individually measured for impairment during the quarter. The unallocated portion of the reserve was also reduced as a result of the declining overall risk profile of the loan portfolio. During second quarter 2011, net charge-offs exceeded the provision for credit losses by $1.2 million. A lower provision amount relative to net charge-offs in the most recent quarter was largely due to the same factors resulting in the reduction in the required allowance from a year ago. The June 30, 2011, allowance for credit losses at 2.58% of total loans declined from 2.63% at March 31, 2011. The Company’s estimate of an appropriate allowance for credit losses will continue to be closely related to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Total nonperforming assets were $86.0 million or 3.5% of total assets as of June 30, 2011, compared to $116.2 million and 4.6% of total assets a year ago and 3.8% of total assets at March 31, 2011. The decline in total nonperforming assets from $93.3 million at March 31, 2011, represents the ninth consecutive quarterly decline.

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Loans on nonaccrual status:
Commercial	$9,280	$12,803	$13,377	$13,319	$15,317
Real estate construction:
Commercial real estate construction	4,357	4,032	4,077	3,391	3,391
Residential real estate construction	3,439	4,093	6,615	13,316	19,465
Total real estate construction	7,796	8,125	10,692	16,707	22,856
Real estate mortgage:
Mortgage	5,734	5,714	9,318	13,040	14,535
Nonstandard mortgage	5,793	6,451	5,223	5,150	6,121
Home equity	2,755	1,426	950	1,538	2,198
Total real estate mortgage	14,282	13,591	15,491	19,728	22,854
Commercial real estate	19,263	19,424	21,671	18,792	17,542
Installment and consumer	1	-	-	-	74
Total nonaccrual loans	50,622	53,943	61,231	68,546	78,643
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	50,622	53,943	61,231	68,546	78,643

Other real estate owned	35,374	39,329	39,459	35,814	37,578
Total nonperforming assets	$85,996	$93,272	$100,690	$104,360	$116,221

Nonperforming loans to total loans	3.33%	3.51%	3.99%	4.35%	4.91%
Nonperforming assets to total assets	3.49%	3.80%	4.09%	4.20%	4.64%

Over the past year, total nonaccrual loans declined $28.0 million or 36% to $50.6 million at June 30, 2011. Nonaccrual loans declined significantly in the commercial, residential real estate construction, and mortgage loan categories, while increasing modestly in commercial real estate construction, commercial real estate, and home equity loan categories.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

As indicated in Table 13 below, the Company’s OREO property disposition activities continue. During the second quarter 2011, the Company disposed of 51 OREO properties with a book value of $6.7 million while acquiring 18 properties with a book value of $4.3 million. The Company continued to take ownership of additional real property related to loans which previously were on nonaccrual status, and this partly offset the Company’s OREO sales activities in the most recent quarter. At June 30, 2011, the OREO portfolio consisted of 366 properties with a book value of $35.4 million. The OREO balance at June 30, 2011, reflected write-downs totaling 50% from original loan principal compared to 52% twelve months earlier. The largest balances in the OREO portfolio at June 30, 2011, were attributable to homes followed by income-producing properties and residential site development projects, all of which are located within our footprint.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q2 2011		Q1 2011		Q4 2010		Q3 2010		Q2 2010
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$39,329	399	$39,459	402	$35,814	448	$37,578	446	$45,238	596
Additions to OREO	4,270	18	6,479	25	11,053	35	5,119	53	7,209	20
Dispositions of OREO	(6,670)	(51)	(5,952)	(28)	(5,886)	(81)	(5,372)	(51)	(13,612)	(170)
OREO valuation adj.	(1,555)	-	(657)	-	(1,522)	-	(1,511)	-	(1,257)	-
Ending balance	$35,374	366	$39,329	399	$39,459	402	$35,814	448	$37,578	446

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	June 30,	# of	June 30,	# of	Mar. 31,	# of
	2011	properties	2010	properties	2011	properties
Homes	$10,108	43	$17,254	75	$15,093	64
Income producing properties	9,237	14	2,996	6	6,613	9
Residential site developments	5,912	215	7,296	265	6,973	236
Land	4,052	11	3,474	10	4,427	11
Lots	3,126	52	4,750	67	3,758	56
Condominiums	1,900	14	1,111	12	1,792	12
Multifamily	673	11	697	11	673	11
Commercial site developments	366	6	-	-	-	-
Total	$35,374	366	$37,578	446	$39,329	399

Other:

The Company will hold a Webcast conference call Friday, July 29, 2011, at 11:00 a.m. Pacific Time, during which the Company will discuss second quarter 2011 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “2nd Quarter 2011 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 77019985 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

West Coast Bancorp is a Northwest bank holding company with $2.5 billion in assets and 65 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “anticipates,” or "will," or other words of similar meaning. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations as well as (ii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors,” and in our most recent Quarterly Report on Form 10-Q.

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 15
INCOME STATEMENT
(Dollars in thousands)	Q2	Q2	Change		Q1	Year to date	Year to date
	2011	2010	$	%	2011	2011	2010
Net interest income
Interest and fees on loans	$20,231	$22,416	$(2,185)	-10%	$20,299	$40,530	$45,259
Interest on investment securities	4,811	4,237	574	14%	4,548	9,359	8,444
Other interest income	62	163	(101)	-62%	71	133	311
Total interest income	25,104	26,816	(1,712)	-6%	24,918	50,022	54,014
Interest expense on deposit accounts	1,476	3,275	(1,799)	-55%	1,809	3,285	7,568
Interest on borrowings and subordinated debentures	1,667	4,631	(2,964)	-64%	1,597	3,264	6,903
Total interest expense	3,143	7,906	(4,763)	-60%	3,406	6,549	14,471
Net interest income	21,961	18,910	3,051	16%	21,512	43,473	39,543

Provision for credit losses	3,426	7,758	(4,332)	-56%	2,076	5,502	15,392

Noninterest income
Service charges on deposit accounts	3,575	4,213	(638)	-15%	3,644	7,219	7,809
Payment systems related revenue	3,169	2,875	294	10%	2,930	6,099	5,411
Trust and investment services revenues	1,208	1,167	41	4%	1,148	2,356	2,146
Gains on sales of loans	300	306	(6)	-2%	513	813	447
Net OREO valuation adjustments and gains (losses) on sales	(910)	(209)	(701)	-335%	(334)	(1,244)	(2,267)
Other-than-temporary impairment losses	(179)	-	(179)	-	-	(179)	-
Gain on sales of securities	130	488	(358)	-73%	267	397	945
Other	777	785	(8)	-1%	748	1,525	1,542
Total noninterest income	8,070	9,625	(1,555)	-16%	8,916	16,986	16,033
Noninterest expense
Salaries and employee benefits	12,119	11,322	797	7%	11,877	23,996	22,497
Equipment	1,564	1,606	(42)	-3%	1,528	3,092	3,182
Occupancy	2,232	2,249	(17)	-1%	2,165	4,397	4,433
Payment systems related expense	1,350	1,212	138	11%	1,247	2,597	2,216
Professional fees	976	1,161	(185)	-16%	982	1,958	2,022
Postage, printing and office supplies	862	737	125	17%	810	1,672	1,541
Marketing	831	738	93	13%	651	1,482	1,425
Communications	389	381	8	2%	378	767	763
Other noninterest expense	2,635	3,503	(868)	-25%	2,915	5,550	5,925
Total noninterest expense	22,958	22,909	49	0%	22,553	45,511	44,004
Income (loss) before income taxes	3,647	(2,132)	5,779	271%	5,799	9,446	(3,820)
Provision (benefit) for income taxes	(987)	1,717	(2,704)	-157%	694	(293)	917
Net income (loss)	$4,634	$(3,849)	$8,483	220%	$5,105	$9,739	$(4,737)

Net income (loss) per share:
Basic	$0.23	$(0.20)	$0.43		$0.25	$0.48	$(0.30)
Diluted	$0.22	$(0.20)	$0.42		$0.25	$0.45	$(0.30)

Weighted average common shares	19,006	18,425	581		18,960	18,983	15,939
Weighted average diluted shares	20,025	18,425	1,600		19,939	19,982	15,939

Tax equivalent net interest income	$22,249	$19,205	$3,044		$21,770	$44,019	$40,159

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 16
BALANCE SHEETS
(Dollars in thousands)	June 30,	June 30,	Change		Mar. 31,
	2011	2010	$	%	2011
Assets:
Cash and due from banks	$54,296	$45,685	$8,611	19%	$50,865
Federal funds sold	2,367	13,431	(11,064)	-82%	1,966
Interest-bearing deposits in other banks	33,583	109,781	(76,198)	-69%	122,224
Total cash and cash equivalents	90,246	168,897	(78,651)	-47%	175,055
Investment securities	760,704	646,231	114,473	18%	643,705
Total loans	1,521,147	1,602,032	(80,885)	-5%	1,535,700
Allowance for loan losses	(38,422)	(43,329)	4,907	11%	(39,692)
Loans, net	1,482,725	1,558,703	(75,978)	-5%	1,496,008
Total interest earning assets	2,319,332	2,374,787	(55,455)	-2%	2,305,780
OREO, net	35,374	37,578	(2,204)	-6%	39,329
Goodwill and other intangibles	239	477	(238)	-50%	298
Other assets	93,268	93,600	(332)	0%	97,462
Total assets	$2,462,556	$2,505,486	$(42,930)	-2%	$2,451,857

Liabilities and Stockholders' Equity:
Demand	$599,020	$533,865	$65,155	12%	$561,995
Savings and interest-bearing demand	465,779	433,001	32,778	8%	461,542
Money market	658,185	661,913	(3,728)	-1%	661,327
Time deposits	208,013	375,321	(167,308)	-45%	243,567
Total deposits	1,930,997	2,004,100	(73,103)	-4%	1,928,431
Borrowings and subordinated debentures	219,599	215,199	4,400	2%	219,599
Reserve for unfunded commitments	809	1,018	(209)	-21%	737
Other liabilities	25,582	17,757	7,825	44%	26,102
Total liabilities	2,176,987	2,238,074	(61,087)	-3%	2,174,869
Stockholders' equity	285,569	267,412	18,157	7%	276,988
Total liabilities and stockholders' equity	$2,462,556	$2,505,486	$(42,930)	-2%	$2,451,857

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

Table 17
PERIOD END LOANS
(Dollars in thousands)	June 30,	% of	June 30,	% of	Change		Mar. 31,	% of
	2011	Total	2010	total	Amount	%	2011	Total
Commercial loans	$297,817	20%	$312,170	19%	$(14,353)	-5%	$306,864	20%
Commercial real estate construction	17,024	1%	22,096	2%	(5,072)	-23%	17,711	1%
Residential real estate construction	15,410	1%	52,062	3%	(36,652)	-70%	19,896	1%
Total real estate construction loans	32,434	2%	74,158	5%	(41,724)	-56%	37,607	2%
Mortgage	62,244	4%	73,867	5%	(11,623)	-16%	63,780	4%
Nonstandard mortgage	10,464	1%	14,348	1%	(3,884)	-27%	11,140	1%
Home equity	264,016	17%	274,072	17%	(10,056)	-4%	266,606	17%
Total real estate mortgage	336,724	22%	362,287	23%	(25,563)	-7%	341,526	22%
Commercial real estate loans	839,665	55%	837,033	52%	2,632	0%	834,880	55%
Installment and other consumer loans	14,507	1%	16,384	1%	(1,877)	-11%	14,823	1%
Total loans	$1,521,147		$1,602,032		$(80,885)	-5%	$1,535,700

Table 18
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q2	Q2	Q1	Year to date	Year to date
	2011	2010	2011	2011	2010
Cash and due from banks	$52,273	$48,232	$48,698	$50,495	$47,361
Federal funds sold	4,790	3,605	3,947	4,371	8,233
Interest-bearing deposits in other banks	93,225	249,007	106,794	99,972	238,203
Total cash and cash equivalents	150,288	300,844	159,439	154,838	293,797
Investment securities	698,116	578,669	673,449	685,850	568,082
Total loans	1,523,170	1,645,189	1,529,290	1,526,213	1,673,816
Allowance for loan losses	(38,944)	(42,895)	(40,296)	(39,616)	(41,434)
Loans, net	1,484,226	1,602,294	1,488,994	1,486,597	1,632,382
Total interest earning assets	2,319,980	2,477,349	2,314,612	2,317,311	2,489,191
Other assets	127,895	158,604	128,986	128,438	164,279
Total assets	$2,460,525	2,640,411	$2,450,868	$2,455,723	2,658,540

Demand	$578,562	$523,298	$552,229	$565,468	$521,405
Savings and interest-bearing demand	476,090	436,902	450,399	463,316	428,073
Money market	654,668	657,454	660,672	657,653	650,065
Time deposits	224,674	431,669	269,038	246,733	469,477
Total deposits	1,933,994	2,049,323	1,932,338	1,933,170	2,069,020
Borrowings and subordinated debentures	219,599	313,210	219,599	219,599	313,752
Total interest bearing liabilities	1,575,031	1,839,235	1,599,708	1,587,301	1,861,367
Other liabilities	24,331	17,118	24,983	24,656	18,182
Stockholders' equity	282,601	260,760	273,948	278,298	257,586
Total liabilities and stockholders' equity	$2,460,525	$2,640,411	$2,450,868	$2,455,723	$2,658,540

WEST COAST BANCORP REPORTS SECOND QUARTER 2011 RESULTS
July 29, 2011

The following table presents information about the Company’s total performing delinquent loans.

Table 19
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	June 30,	June 30,	Mar. 31,
	2011	2010	2011
Commercial loans	0.64%	0.14%	0.26%
Real estate construction loans	0.00%	1.48%	0.00%
Real estate mortgage loans	0.38%	0.18%	0.28%
Commercial real estate loans	0.80%	0.04%	0.36%
Installment and other consumer loans	0.05%	1.27%	1.06%

Total delinquent loans 30-89 days past due	$9,961	$2,742	$4,901
Delinquent loans to total loans	0.65%	0.17%	0.32%

The following table presents information regarding common shares outstanding at June 30, 2011 on an actual and diluted basis.

Table 20
COMMON SHARE AND DILUTIVE SHARE INFORMATION
(Shares in thousands, restated for reverse stock split)

Number
of shares
Common shares outstanding at June 30, 2011	19,316

Common shares issuable on conversion of series B preferred stock [1]	1,213
Dilutive impact of warrants 2 3	995
Dilutive impact of stock options and restricted stock [3]	112
Total potential dilutive shares [4]	21,636

[1] 121,328 shares of series B preferred stock outstanding at June 30, 2011.

[2] Warrants to purchase 240,000 common shares at a price of $100 per series B preferred share outstanding at June 30, 2011.

[3] The estimated dilutive impact of warrants, options, and restricted stock is shown. These figures are calculated under the treasury method utilizing an average stock price of $16.85 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.

[4] Potential dilutive shares is a non-GAAP figure and not the weighted average diluted shares calculated in accordance with GAAP.